                                                                                             FREE WRITING PROSPECTUS FOR
                                                                                                 HOME LOAN TRUST 2007-HI1
                                                                    (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131196)

BEAR, STEARNS & CO. INC.
[GRAPHIC OMITTED][GRAPHIC OMITTED]

PART I OF II

HOME LOAN TRUST 2007-HI1
Issuing Entity

HOME LOAN-BACKED NOTES,
SERIES 2007-HI1

$[254,956,000] OFFERED NOTES (APPROXIMATE)

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor (SEC File No. 333-131196)

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

MARCH 19, 2007

EXPECTED TIMING:          Pricing Date:                     On or about  March [21], 2007
                          Settlement Date:                  On or about  March 30, 2007
                          First Payment Date:               April 25, 2007

STRUCTURE:                Fixed Rate HLTV:                  FGIC Surety Structure
                          Rating Agencies:                  Moody's and S&P

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT (FILE NO. 333-131196)  (INCLUDING A PROSPECTUS) WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION  (THE SEC) FOR THE  OFFERING TO WHICH THIS FREE  WRITING  PROSPECTUS
RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE
TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information  in this free  writing  prospectus,  if  conveyed  prior to the time of your  contractual commitment to purchase any of the securities,  supersedes any  information  contained in any prior similar materials relating to these securities.

This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering  of the  securities  referred  to in this free  writing  prospectus  and to  solicit  an offer to purchase  the  securities,  when,  as and if issued.  Any such offer to  purchase  made by you will not be accepted  and will not  constitute a  contractual  commitment  by you to purchase  any of the  securities, until we have accepted your offer to purchase securities.

The  securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuing  entity is not obligated to issue such  securities or any similar  security and our  obligation to deliver such  securities is subject to the terms and  conditions of our  underwriting  agreement  with the depositor and the  availability of such securities  when, as and if issued by the issuing entity.  You are advised that the terms of the  securities,  and the  characteristics  of the home loan pool backing  them, may change  (due,  among other  things,  to the  possibility  that home loans that  comprise  the pool may become  delinquent  or defaulted  or may be removed or replaced  and that similar or different  home loans may be  added  to the  pool,  and that  one or more  classes  of  securities  may be  split,  combined  or eliminated),  at any time prior to issuance or  availability of a final  prospectus.  You are advised that securities  may not be issued that have the  characteristics  described in this free  writing  prospectus.
Our obligation to sell such  securities to you is conditioned on the home loans and securities  having the characteristics  described in the  preliminary  prospectus.  If for any reason the issuing entity does not deliver such  securities,  we will notify you,  and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have  committed to purchase,  and none of the  issuing  entity  nor any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                                         IRS CIRCULAR 230 NOTICE

  This free writing  prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S.  federal,  state or local tax penalties.  This free writing  prospectus is written and provided by the  underwriter in connection with the promotion or marketing of the transactions  or  matters  addressed  herein.  Investors  should  seek  advice  based  on  their particular circumstances from an independent tax advisor.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any  legends,  disclaimers  or other  notices that may appear with this  communication  to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not  applicable to these  materials and should be  disregarded.  Such  legends,  disclaimers  or other notices have been  automatically  generated as a result of these materials  having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the attached  materials (the  "Information")  may include  various forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates for the  securities described  therein.  Should you receive  Information that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The Information is illustrative and is not  intended  to predict  actual  results  which may differ  substantially  from those  reflected  in the
Information.  Performance  analysis is based on certain  assumptions  with respect to significant  factors that may  prove not to be as  assumed.  Performance  results  are based on  mathematical  models  that use inputs to calculate results. As with all models,  results may vary significantly  depending upon the value given to the inputs.  Inputs to these  models  include but are not  limited  to:  prepayment  expectations
(econometric   prepayment  models,   single  expected  lifetime   prepayments  or  a  vector  of  periodic
prepayments),  interest  rate  assumptions  (parallel  and  nonparallel  changes  for  different  maturity instruments),  collateral  assumptions  (actual  pool level data,  aggregated  pool level  data,  reported factors or imputed  factors),  volatility  assumptions  (historically  observed  or implied  current)  and reported information  (paydown factors,  rate resets,  remittance reports and trustee statements).  Models used in any analysis may be proprietary,  the results  therefore,  may be difficult for any third party to reproduce.  Contact your registered  representative for detailed  explanations of any modeling  techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest rates.  You should consider whether  the  behavior  of these  securities  should be tested  using  assumptions  different  from  those included  in the  Information.  The  assumptions  underlying  the  Information,  including  structure  and collateral,  may be  modified  from time to time to  reflect  changed  facts and  circumstances.  Offering
Documents  contain data that is current as of their  publication dates and after publication may no longer be accurate,  complete or current. Contact your registered representative for Offering Documents,  current
Information or additional  materials,  including other models for performance  analysis,  which are likely to produce different results, and any further explanation regarding the Information.

Any pricing  estimates  Bear  Stearns has supplied at your request (a)  represent  our view,  at the time determined,  of the investment  value of the securities  between the estimated bid and offer levels,  the spread between which may be significant due to market  volatility or  illiquidity,  (b) do not constitute a bid by Bear Stearns or any other person for any security,  (c) may not  constitute  prices at which the securities  could have been  purchased or sold in any market at any time,  (d) have not been confirmed by actual  trades,  may vary from the value Bear  Stearns  assigns or may be assigned  to any such  security while in its  inventory,  and may not take into account the size of a position you have in the  security, and (e) may have been  derived  from matrix  pricing that uses data  relating to other  securities  whose prices are more  readily  ascertainable  to produce a  hypothetical  price based on the  estimated  yield spread relationship between the securities.

General  Information:  Bear Stearns and/or  individuals  associated  therewith may have positions in these securities  while the  Information is circulating  or during such period may engage in  transactions  with the issuer or its affiliates.  We act as principal in  transactions  with you, and  accordingly,  you must determine  the  appropriateness  for you of such  transactions  and address any legal,  tax or  accounting considerations  applicable to you. Bear Stearns shall not be a fiduciary or advisor  unless we have agreed in writing to receive  compensation  specifically to act in such capacities.  If you are subject to ERISA, the  Information  is being  furnished  on the  condition  that it will not form a  primary  basis  for any investment decision.

This information should be considered only after reading Bear Stearns' Statement  Regarding  Assumptions as to Securities,  Pricing Estimates and Other  Information (the  "Statement"),  which should be attached.  Do not use or rely on this  information if you have not received and reviewed this  Statement.  You may obtain a copy of the Statement from your sales representative.

                                         HOME LOAN TRUST 2007-HI1
                                       $[254,956,000] (APPROXIMATE)
                                       CHARACTERISTICS OF THE NOTES

--------------------------------------------------------------------------------------------------------------------------------
CLASS       APPROXIMATE      INTEREST TYPE    PRINCIPAL   EXPECTED WAL        EXPECTED           FINAL        EXPECTED RATING
                                                                          PRINCIPAL WINDOW     SCHEDULED
                                                              (YRS)           (MONTHS)       DISTRIBUTION
              SIZE ($)                           TYPE       CALL/MAT          CALL/MAT         DATE (7)        (MOODY'S/S&P)
---------- --------------- ------------------ ----------- -------------- ------------------- -------------- --------------------
A-1            97,756,000    Floating (5)         SEQ      0.90 / 0.90    1 - 21 / 1 - 21     12/25/2019         Aaa / AAA
A-2            26,645,000        Fixed            SEQ      2.00 / 2.00   21 - 28 / 21 - 28     7/25/2021         Aaa / AAA
A-3            51,849,000        Fixed            SEQ      3.00 / 3.00   28 - 47 / 28 - 47     9/25/2025         Aaa / AAA
A-4            78,706,000      Fixed (6)          SEQ      6.14 / 6.86    47 - 94 / 47-190     3/25/2037         Aaa / AAA
TOTAL        $254,956,000
---------- --------------- ------------------ ----------- -------------- ------------------- -------------- --------------------

NOTES:
(1)      100% Prepayment Assumption:  5.0% CPR in month 1 of the Home Loans, and an additional approximately 1.428571%
         per annum in each month thereafter until month 15.  On and after month 15, 25.0% CPR.
(2)      Transaction priced to a 10% clean-up call.
(3)      The principal amount of each Class of Notes is subject to a 5% variance.
(4)      100% principal and interest guaranty by FGIC (as defined herein),  subject to the limitations set forth under
         "Credit Enhancement".
(5)      The lesser of (a) One-Month LIBOR +  0.__% per annum and (b)9.00% per annum.
(6)      If the 10% clean-up call is not exercised,  the Note Rate  applicable to the Class A-4 Notes will increase by
         0.50% per annum on the second Payment Date after the first possible Call Date.
(7)      Run at 0% CPR to maturity  assuming on each payment  date that the Reserve  Amount  Target  equals 0% for the
         Class A-1  through  Class A-3 Notes;  and for the Class A-4 Notes the month  following  the  latest  maturing loan.

ISSUING ENTITY:
Home Loan Trust 2007-HI1
Home Loan Trust 2005-HI3.

DEPOSITOR:                                  Residential Funding Mortgage Securities II, Inc., an
                                            affiliate of Residential Funding Company, LLC.

CREDIT ENHANCER:                            Financial Guaranty Insurance Company ("FGIC").

SELLER:                                     Residential Funding Company, LLC.

UNDERWRITERS:                               Lead Manager:     Bear, Stearns & Co. Inc.
                                            Co-Manager:       Residential Funding Securities, LLC.

MASTER SERVICER AND
SPONSOR:                                    Residential  Funding  Company,  LLC (the "Master  Servicer" or
                                            "RFC").

SUBSERVICERS:                               HomeComings  Financial  LLC  ("HomeComings"),  a  wholly-owned subsidiary  of RFC,  will  subservice  approximately  85.5% of
                                            the  home  loans  and  GMAC  Mortgage,   LLC   ("GMACM"),   an
                                            affiliate of RFC, will subservice  approximately  14.5% of the home loans.

INDENTURE TRUSTEE:                          LaSalle Bank National Association.

OWNER TRUSTEE:                              Wilmington Trust Company.

ORIGINATORS:                                GMACM,  an  affiliate  of  Residential   Funding,   originated
                                            approximately   14.3%   of   the   home   loans.   HomeComings
                                            originated  approximately 4.5% of the home loans.  Capital One
                                            Home  Loans  LLC  originated  approximately  29.7% of the home loans.  M&I Bank  FSB  originated  approximately  13.8% of the home loans.

THE NOTES:                                  Home  Loan  Trust  2007-HI1  will  issue  4  classes  of  Home
                                            Loan-Backed  Notes,  namely:  the Class A-1,  Class A-2, Class
                                            A-3 and  Class A-4 Notes  (collectively,  the  "Class A Notes"
                                            or the "Offered Notes").

CUT-OFF DATE:                               As of March 1, 2007.

CLOSING DATE:                               On or about March 30, 2007.

PAYMENT DATE:                               The 25th of each month (or the next  business  day if such day is not a business day), commencing on April 25, 2007.

OPTIONAL REDEMPTION:                        The  Master  Servicer  may,  at its  option,  effect  an early redemption  or  termination  of the Notes on the first Payment
                                            Date on which the  aggregate  pool  balance  of the Home Loans declines  to less than 10% of the  Cut-off  Date pool  balance
                                            (the "Call Date").

MINIMUM DENOMINATIONS:                      For the  Class A Notes:  $100,000  and in  integral  multiples of $1 in excess thereof.

FORM OF REGISTRATION:                       Book-Entry  form, same day funds through DTC,  Clearstream and
                                            Euroclear.

TAX STATUS:                                 For   federal   income  tax   purposes,   the  Notes  will  be
                                            characterized  as  indebtedness  to a noteholder  other than a noteholder who beneficially owns the certificates.

ERISA ELIGIBILITY:                          Subject to the  considerations  described  in the  Preliminary
                                            Prospectus,  the Offered  Notes are expected to be  considered
                                            eligible   for  purchase  by  persons   investing   assets  of
                                            employee  benefit  plans,  individual  retirement  accounts or other retirement  accounts or  arrangements.  We do not expect the RFC exemption,  as defined in the Preliminary  Prospectus,
                                            will   apply   to  the   purchase   of  the   Offered   Notes.
                                            Fiduciaries  of plans  subject to ERISA or Section 4975 of the
                                            Internal  Revenue  Code are  encouraged  to consult with their legal advisors before investing in the Offered Notes.

SMMEA TREATMENT:                            The Notes will not constitute  "mortgage  related  securities"
                                            for purposes of SMMEA.

THE ASSETS OF THE TRUST:                    The   assets   of  the   trust   will   include   a  group  of
                                            conventional,  closed-end,  first and second-lien,  fixed-rate home loans (the "Home  Loans"),  the proceeds of which will be used  primarily  for debt  consolidation.  The Home Loans will be  secured  by  mortgages,  deeds of  trust or other  similar security  instruments.  A  substantial  majority  of the  Home
                                            Loans  will have a combined  loan-to-value  ratio in excess of
                                            100%.  As of the close of business on the  business  day prior to the Cut-off Date,  the aggregate  principal  balance of the
                                            Home Loans will be  approximately  $257,532,198  (the "Cut-off
                                            Date pool balance").

DELAY DAYS:                                 The Class A Notes,  other than the Class A-1 Notes,  will have a  payment  delay of 24 days.  With  respect  to the Class A-1
                                            Notes, 0 days.

NOTE RATE:                                  Interest  will  accrue  on all of the  Notes,  other  than the
                                            Class A-1  Notes,  at a fixed rate  during the month  prior to the  month  of  the  related  Payment  Date  on  a  30/360-day basis.

                                            Interest  will  accrue on the Class A-1 Notes at a rate  equal to the  lesser  of (a)  One-Month  LIBOR + 0.__% per annum and
                                            (b) 9.00% per annum, payable monthly.

                                            With  respect to any  Payment  Date,  the Class A-1 Notes will be  entitled  to  interest  accrued  from  and  including  the preceding  Payment  Date (or from and  including  the  Closing
                                            Date in the case of the first  Payment  Date) to and including the day prior to the then  current  Payment  Date (the  "Class
                                            A-1  Accrual  Period")  at the  related  Note Rate on the note balance of the Class A-1 Notes on an actual/360-day basis.

                                            The  Note  Rate   applicable  to  the  Class  A-4  Notes  will
                                            increase by 0.50% per annum on the second  Payment  Date after the first possible Call Date.

PRIORITY OF PAYMENTS:                       On each  Payment  Date,  principal  and  interest  collections will be allocated  from the payment  account in the  following order of priority:

                                            o  first,  to pay the  Credit  Enhancer  the  premium  for the
                                               Policy,  along with any previously  unpaid premiums for the
                                               Policy, with interest;
                                            o  second,  to pay accrued interest due on the note balance of the Notes, plus any accrued interest  remaining unpaid from any prior Payment Date;
                                            o  third,  to pay as principal on the Notes an amount equal to the Principal  Collection  Payment  Amount for that Payment
                                               Date;
                                            o  fourth,  to pay as  principal  on the Notes an amount equal to the  Liquidation  Loss  Payment  Amount for that Payment
                                               Date;
                                            o  fifth,  to  reimburse  the Credit  Enhancer for prior draws made on the Policy with interest;
                                            o  sixth,  to pay as principal on the Notes an amount equal to the Reserve Increase Amount for that Payment Date;
                                            o  seventh,  to pay the Credit Enhancer any other amounts owed under the insurance agreement; and
                                            o  eighth,  to pay any remaining amounts to the holders of the certificates.
PRINCIPAL PAYMENTS
FOR THE NOTES:                              Any  payments  of  principal  allocable  to the  Class A Notes shall  be paid  sequentially  to the  Class  A-1,  Class  A-2,
                                            Class A-3 and Class A-4  Notes,  in that  order,  in each case until the  outstanding  note  balances  of each of these Notes has been reduced to zero.

                                            On the Payment Date in March 2037,  principal  will be due and payable  on each  Class  of  Notes  in  amounts  equal  to the related note balance, if any.

CREDIT ENHANCEMENT:                         Credit   enhancement   with  respect  to  the  Notes  will  be
                                            provided by (1) Excess Spread, (2)  Overcollateralization  and
                                            (3) FGIC Insurance Policy (the "Policy").

                                            EXCESS  SPREAD:  Because the  mortgagors  are  expected to pay more  interest  on the Home  Loans  than is  necessary  to pay interest  on the Notes,  along with fees and  expenses  of the trust  each  month,  there  may  be  excess  cash  flow.  This excess  cash flow may be used to  protect  the  Notes  against losses by making an  additional  payment  of  principal  up to the amount of the losses.

                                            OVERCOLLATERALIZATION:  Excess  cash flow  that is not  needed to cover  losses in the  current  period  will be used to make additional  principal  payments  on the  Notes  until the pool balance  exceeds the aggregate  principal  amount of the Notes by a  specified  amount,  as  described  herein.  This  excess will  represent  overcollateralization,  which may absorb some losses on the Home  Loans,  if they are not  covered by excess cash flow.  Until the level of  overcollateralization  reaches
                                            what  is  required,   or   thereafter   falls  below  what  is
                                            required,  the excess cash flow  described  above will be paid to the Notes as  additional  principal,  as described  herein,
                                            in  order  to  reach  and  maintain  the  required   level  of
                                            overcollateralization.

                                            FGIC  INSURANCE   POLICY:   FGIC  will   unconditionally   and
                                            irrevocably   guarantee   interest   on  the   Notes   at  the
                                            applicable  Note  Rate,  other  than any  prepayment  interest shortfalls  or Relief  Act  shortfalls,  will cover all losses allocated  to the Notes  not  covered  by excess  cash flow or
                                            Overcollateralization  and will  guarantee  amounts due on the
                                            Notes on the Payment Date in March 2037.

STEPDOWN DATE:                              The Stepdown  Date is the Payment Date  occurring on the later of:
(1)      the Payment Date in October 2009 (i.e., on the 31st  Payment Date); and
(2)      the first Payment Date on which the aggregate pool balance,  after applying  payments received in
                                                              the  related   collection  period,  is  less
                                                              than  or  equal  to  50%  of  the  aggregate
                                                              Cut-off Date pool balance.

PRINCIPAL COLLECTION
PAYMENT AMOUNT:                             As to  any  payment  date,  the  total  principal  collections
                                            (reduced  by any  portion  used to pay  interest on the Notes)
                                            for that Payment Date;  provided however,  on any Payment Date as to which the  Outstanding  Reserve Amount that would result without  regard to this  proviso  exceeds the  Reserve  Amount
                                            Target,  the  Principal  Collection  Payment  Amount  will  be reduced  to an amount  not less than zero by the amount of the
                                            excess  until  the  Outstanding   Reserve  Amount  equals  the
                                            Reserve  Amount  Target.  To the  extent  the  Reserve  Amount
                                            Target  decreases  on any  Payment  Date,  the  amount  of the
                                            Principal  Collection  Payment  Amount will be reduced on that
                                            Payment  Date  and on  each  subsequent  Payment  Date  to the extent the remaining  Outstanding  Reserve Amount is in excess of the reduced  Reserve  Amount  Target until the  Outstanding
                                            Reserve Amount equals the Reserve Amount Target.

INITIAL RESERVE AMOUNT:                     On  the  closing  date  there  is  expected  to be an  Initial
                                            Reserve Amount  approximately  equal to [1.00]% of the Cut-off
                                            Date pool balance.

RESERVE AMOUNT TARGET:                      As to any payment date prior to the Stepdown  Date,  an amount equal to [5.80]% of the  aggregate  Cut-off Date pool balance.
                                            On or after the  Stepdown  Date,  the  Reserve  Amount  Target will be equal to the lesser of (a) the Reserve  Amount  Target as of the  Cut-off  Date  and (b)  [11.60]%  of the  aggregate pool balance after applying  payments  received in the related collection  period,  but not lower  than  $[1,287,661],  which
                                            is  0.50%  of  the   aggregate   Cut-off  Date  pool  balance.
                                            However,   any  scheduled  reduction  to  the  Reserve  Amount
                                            Target  described in the preceding  sentence shall not be made as of any Payment  Date unless  certain  loss and  delinquency tests set forth in the  indenture  are met. In  addition,  the
                                            Reserve  Amount  Target may be reduced with the prior  written consent  of the  Credit  Enhancer  and  notice  to the  rating agencies.

RESERVE INCREASE AMOUNT:                    As  to  any  payment  date,  the  lesser  of  (i)  the  amount available  for payment to the Notes as  described in the sixth item under  Priority  of  Payments  above and (ii) the excess, if  any,  of (a)  the  Reserve  Amount  Target  over  (b)  the
                                            Outstanding Reserve Amount.

OUTSTANDING RESERVE AMOUNT:                 As to any  payment  date,  the  amount,  if any,  by which the
                                            pool  balance,   after  applying   payments  received  in  the
                                            related   collection   period,   exceeds  the  aggregate  note
                                            balance of the Notes on the Payment  Date,  after  application
                                            of  principal   collections  and   Liquidation   Loss  Payment
                                            Amounts  for  that  Payment  Date.  The  Outstanding   Reserve
                                            Amount will be increased  by payments of the Reserve  Increase
                                            Amount,  if  any,  to  the  Notes.  To  the  extent  that  the
                                            Outstanding  Reserve Amount is  insufficient  or not available to absorb  Liquidation  Loss  Amounts  that are not covered by the Liquidation  Loss Payment Amount,  and if payments are not made under the Policy as required,  a  noteholder  may incur a loss.

LIQUIDATION LOSS
PAYMENT AMOUNT:                             As to any payment  date,  an amount equal to the lesser of (i)
                                            the amount  available  for  payment to the Notes as  described in the fourth item under  Priority of Payments  above and (ii)
                                            the sum of (a) 100% of the  Liquidation  Loss  Amounts  on the
                                            Home  Loans   during  the   collection   period  and  (b)  any
                                            Liquidation  Loss Amounts  remaining unpaid from any preceding collection  period,  to  the  extent  not  reflected  on  such preceding  Payment  Date  by a  reduction  of the  Outstanding
                                            Reserve Amount.

SUBSERVICING FEE:                           0.50% per  annum,  of the  outstanding  principal  balance  of each Home Loan payable monthly.

CREDIT ENHANCER PREMIUM:                    [0.30]% per annum of the  aggregate  principal  balance of the
                                            Class A Notes payable monthly.

ADVANCING:                                  There  is  no  required  advancing  of  delinquent   scheduled
                                            monthly  payments of  principal  or interest on the Home Loans by the Master Servicer,  the Subservicer,  the Trustees or any
                                            other entity.

LIQUIDATION LOSS AMOUNT:                    As to any  payment  date  and any  Home  Loan  that  became  a
                                            Liquidated  Home Loan  during the related  collection  period, the  unrecovered  portion  of the  principal  balance  of that
                                            Home Loan at the end of such collection  period,  after giving effect to the net liquidation  proceeds  applied to reduce the principal  balance of that Home Loan.  In addition,  as to any
                                            Home Loan for which the  principal  balance  has been  reduced in connection with bankruptcy  proceedings,  the amount of the reduction will be treated as a Liquidation Loss Amount.

LIQUIDATED HOME LOAN:                       As to any  payment  date,  any  Home  Loan  which  the  Master
                                            Servicer has  determined,  based on the  servicing  procedures specified  in the  servicing  agreement,  as of the end of the preceding  collection  period,  that all liquidation  proceeds
                                            which  it  expects  to   recover   in   connection   with  the
                                            disposition  of  the  related  mortgaged  property  have  been recovered.  In addition,  the Master  Servicer  will treat any
                                            Home Loan that is 180 days or more  delinquent  as having been finally liquidated.

                                                      CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------

NAME:                                      TELEPHONE:                  E-MAIL:
Matthew Perkins
Senior Managing Director                   (212) 272-7977              mperkins@bear.com
Josephine Musso
Managing Director                          (212) 272-6033              jmusso@bear.com
Derek Schaible
Associate Director                         (212) 272-5451              dschaible@bear.com
Paul Nostro
Collateral Analyst                         (212) 272-7621              pnostro@bear.com
------------------------------------------ --------------------------- -------------------------------------------------

NAME:                                       TELEPHONE:                  E-MAIL:
Jeffrey Verschleiser
Senior Managing Director                    (212) 272-5451              jverschleiser@bear.com
Scott Eichel
Senior Managing Director                    (212) 272-5451              seichel@bear.com
Carol Fuller
Senior Managing Director                    (212) 272-4955              cfuller@bear.com

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Arif Kaya Bekiroglu                        (212) 553-7761               Arif.Bekiroglu@moodys.com
STANDARD AND POOR'S
Jeremy Boardman                            (212) 438-3789               Jeremy_boardman@standardandpoors.com

------------------------------------------ ---------------------------- --------------------------------------------------

                                                                                        FREE WRITING PROSPECTUS FOR
                                                                                                 HOME LOAN TRUST 2006-HI5
                                                                    (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131196)

       PART II OF II

       HOME LOAN TRUST 2007-HI1
       Issuing Entity

HOME LOAN-BACKED NOTES,
SERIES 2007-HI1

$[254,956,000] OFFERED NOTES (APPROXIMATE)

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor (SEC File No. 333-131196)

  RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

MARCH 19, 2007

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT (FILE NO.  333-131196)  (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND
EXCHANGE  COMMISSION  (THE SEC) FOR THE OFFERING TO WHICH THIS FREE WRITING  PROSPECTUS  RELATES.  BEFORE YOU INVEST,  YOU
SHOULD READ THE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR
MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN
THE  OFFERING  WILL  ARRANGE  TO  SEND  YOU  THE  PROSPECTUS  AT NO  CHARGE  IF  YOU  REQUEST  IT  BY  CALLING  TOLL  FREE
1-866-803-9204.

This free writing  prospectus does not contain all information  that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information  in this free  writing  prospectus,  if  conveyed  prior to the time of your  contractual  commitment  to purchase any of the securities,  supersedes any  information  contained in any prior similar  materials  relating to these securities.

This free writing  prospectus  is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the securities  referred to in this free writing  prospectus and to solicit an offer to purchase the securities,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

The securities  referred to in this free writing  prospectus are being sold when, as and if issued.  The issuing entity is not obligated to issue such  securities or any similar  security and our obligation to deliver such  securities is subject to the terms and conditions of our  underwriting  agreement  with the depositor and the  availability  of such  securities when, as and if issued by the issuing entity.  You are advised that the terms of the securities,  and the  characteristics of the home loan pool  backing  them,  may change  (due,  among  other  things,  to the  possibility  that home loans that comprise the pool may become  delinquent  or  defaulted  or may be removed or replaced and that similar or different  home loans may be added to the pool, and that one or more classes of securities may be split,  combined or eliminated),  at any time prior to issuance or  availability  of a final  prospectus.  You are advised that  securities  may not be issued that have the  characteristics  described in this free writing  prospectus.  Our  obligation to sell such  securities to you is conditioned on the home loans and securities having the characteristics  described in the preliminary  prospectus.  If for any reason the issuing  entity does not deliver such  securities,  we will notify you, and neither the issuing  entity nor any underwriter  will have any obligation to you to deliver all or any portion of the securities  which you have committed to  purchase,  and none of the  issuing  entity nor any  underwriter  will be liable  for any costs or damages  whatsoever arising from or related to such non-delivery.

                                                 IRS CIRCULAR 230 NOTICE

  This free  writing  prospectus  is not  intended or written to be used,  and cannot be used,  for the purpose of avoiding U.S.  federal,  state or local tax penalties.  This free writing  prospectus is written and provided by the  underwriter  in  connection  with the  promotion  or  marketing of the  transactions  or matters  addressed herein.  Investors should seek advice based on their particular circumstances from an independent tax advisor.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends,  disclaimers or other notices that may appear with this  communication to which this free writing  prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not  applicable to these  materials and should be  disregarded.  Such legends,  disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the  attached  materials  (the  "Information")  may include  various  forms of  performance analysis,  security  characteristics  and securities pricing estimates for the securities  described  therein.  Should you receive  Information  that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The  Information  is  illustrative  and is not intended to predict  actual  results  which may differ substantially from those reflected in the Information.  Performance  analysis is based on certain assumptions with respect to significant  factors that may prove not to be as assumed.  Performance  results are based on  mathematical  models that use inputs to calculate  results.  As with all models,  results may vary  significantly  depending upon the value given to the  inputs.  Inputs to these  models  include but are not limited to:  prepayment  expectations  (econometric  prepayment models,  single expected lifetime prepayments or a vector of periodic  prepayments),  interest rate assumptions  (parallel and nonparallel changes for different maturity  instruments),  collateral  assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors),  volatility assumptions  (historically observed or implied current)
and reported information  (paydown factors,  rate resets,  remittance reports and trustee statements).  Models used in any analysis may be  proprietary,  the results  therefore,  may be difficult  for any third party to  reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest  rates.  You should consider  whether the behavior of these securities  should be tested  using  assumptions  different  from  those  included  in the  Information.  The  assumptions underlying the  Information,  including  structure and  collateral,  may be modified from time to time to reflect  changed facts  and  circumstances.  Offering  Documents  contain  data that is  current  as of their  publication  dates and after publication  may no longer be  accurate,  complete  or  current.  Contact  your  registered  representative  for  Offering
Documents,  current  Information or additional  materials,  including  other models for  performance  analysis,  which are likely to produce different results, and any further explanation regarding the Information.

Any pricing  estimates Bear Stearns has supplied at your request (a) represent our view, at the time  determined,  of the investment  value of the  securities  between  the  estimated  bid and offer  levels,  the  spread  between  which may be significant  due to market  volatility or  illiquidity,  (b) do not  constitute a bid by Bear Stearns or any other person for any security,  (c) may not constitute  prices at which the securities could have been purchased or sold in any market at any time,  (d) have not been  confirmed  by actual  trades,  may vary from the value  Bear  Stearns  assigns or may be assigned to any such security  while in its  inventory,  and may not take into account the size of a position you have in the  security,  and (e) may have been  derived  from matrix  pricing that uses data  relating to other  securities  whose prices are more readily  ascertainable to produce a hypothetical  price based on the estimated yield spread  relationship between the securities.

General  Information:  Bear Stearns and/or individuals  associated  therewith may have positions in these securities while the  Information is circulating or during such period may engage in  transactions  with the issuer or its  affiliates.  We act as principal in  transactions  with you, and  accordingly,  you must  determine  the  appropriateness  for you of such transactions  and address any legal,  tax or  accounting  considerations  applicable  to you.  Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation  specifically to act in such capacities.  If you are subject to ERISA,  the  Information is being  furnished on the condition that it will not form a primary basis for any investment decision.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                    TOTAL                            MINIMUM           MAXIMUM
Aggregate Current Principal Balance                                        $257,532,198.16           $678.17    $300,000.00
Number of Mortgage Loans                                                             5,171

Average Current Principal Balance                                               $49,803.17
Weighted Average Original Loan-to-Value                                            117.32%            29.00%        126.00%
Weighted Average Mortgage Rate                                                      12.58%             7.00%         16.99%
Weighted Average Net Mortgage Rate                                                  12.08%             6.50%         16.49%
Weighted Average Remaining Term to Stated Maturity
(months)                                                                               246                58            360
Weighted Average Credit Score                                                          702               615            814

Weighted Average reflected in Total
                                                                                            PERCENT OF CUT-OFF DATE
                                                                                            PRINCIPAL
                                                                        RANGE               BALANCE
Product Type                                               Fixed                                     100.00%

Lien                                                       First                                       0.07%
                                                           Second                                     99.93%

Occupancy Status                                           Primary Residence                          99.40%
                                                           Second/Vacation                             0.08%
                                                           Non Owner Occupied                          0.53%

Loans with Prepayment penalties                                                                       32.79%

Interest Only Percentage                                                                               0.95%

                                             CREDIT SCORE DISTRIBUTION
                                                                                  WEIGHTED    WEIGHTED    WEIGHTED
                                                          % OF        AVERAGE      AVERAGE    AVERAGE     AVERAGE
                          NUMBER OF        PRINCIPAL      PRINCIPAL   PRINCIPAL   ORIGINAL    RESIDUAL    JUNIOR
CREDIT SCORE RANGE          LOANS           BALANCE        BALANCE     BALANCE       LTV        INCOME      RATIO
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
600 - 619                     1             $23,876         0.01%      $23,876     115.00%      $3,980      13.02%
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
620 - 639                     42           1,670,266         0.65      39,768      108.68       4,900       25.14
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
640 - 659                    378           15,217,787        5.91      40,259      114.78       5,130       20.66
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
660 - 679                   1,035          47,914,763       18.61      46,294      118.29       4,457       24.18
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
680 - 699                   1,267          64,863,228       25.19      51,194      117.67       4,315       28.26
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
700 - 719                   1,045          55,157,191       21.42      52,782      117.61       4,246       29.24
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
720 - 739                    738           39,250,727       15.24      53,185      117.98       4,181       29.82
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
740 - 759                    412           21,031,984        8.17      51,049      115.87       4,701       27.80
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
760 - 779                    179           9,072,846         3.52      50,686      115.61       4,214       27.75
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
780 - 799                     61           2,712,018         1.05      44,459      113.98       4,364       27.22
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
800 - 819                     13            617,512          0.24      47,501      114.19       3,956       28.24
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
TOTAL:                      5,171         $257,532,198     100.00%     $49,803     117.32%      $4,386      27.41%
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
702.

                                                          LOAN RATES
                                                                                 WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                          % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE     AVERAGE
                          NUMBER OF        PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL    JUNIOR
LOAN RATES (%)              LOANS           BALANCE        BALANCE     BALANCE     SCORE        LTV        INCOME      RATIO
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
6.501 - 7.000                 1             $65,615         0.03%      $65,615      653       103.00%      $5,561      19.53%
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
7.001 - 7.500                 3             182,505          0.07      60,835       749        110.54      4,335       18.84
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
7.501 - 8.000                 9             423,136          0.16      47,015       745        97.78       5,109       17.44
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
8.001 - 8.500                 7             341,686          0.13      48,812       725        92.60       6,810       14.95
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
8.501 - 9.000                 14            705,846          0.27      50,418       734        97.97       9,114       20.26
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
9.001 - 9.500                 23           1,002,061         0.39      43,568       718        90.87       5,051       22.06
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
9.501 - 10.000                87           4,748,154         1.84      54,576       732        104.34      6,856       24.08
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
10.001 - 10.500               90           4,627,817         1.80      51,420       729        110.68      4,523       28.99
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
10.501 - 11.000              328           16,760,931        6.51      51,100       728        112.49      4,567       28.54
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
11.001 - 11.500              366           18,708,345        7.26      51,116       719        114.89      4,897       27.64
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
11.501 - 12.000              779           44,717,557       17.36      57,404       712        117.89      4,484       30.29
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
12.001 - 12.500              600           31,811,226       12.35      53,019       707        118.76      4,517       27.93
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
12.501 - 13.000              816           40,656,983       15.79      49,825       700        118.45      4,170       27.72
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
13.001 - 13.500              665           30,873,298       11.99      46,426       692        118.53      4,109       25.94
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
13.501 - 14.000              880           40,658,242       15.79      46,203       683        119.52      4,090       26.15
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
14.001 - 14.500              367           15,589,502        6.05      42,478       675        119.36      3,970       24.73
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
14.501 - 15.000               77           3,275,872         1.27      42,544       671        119.68      3,717       24.32
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
15.001 - 15.500               12            584,917          0.23      48,743       665        118.38      3,680       26.82
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
15.501 - 16.000               28           1,074,628         0.42      38,380       650        114.80      4,232       22.67
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
16.001 - 16.500               14            505,533          0.20      36,110       648        114.63      4,609       20.73
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
16.501 - 17.000               5             218,343          0.08      43,669       657        109.71      3,413       50.86
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
TOTAL:                      5,171         $257,532,198     100.00%     $49,803      702       117.32%      $4,386      27.41%
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 12.5783%
per annum.

                                              HOME LOAN PRINCIPAL BALANCES
                                                                       WEIGHTED     WEIGHTED    WEIGHTED
                                                             % OF      AVERAGE       AVERAGE    AVERAGE       WEIGHTED
   HOME LOAN PRINCIPAL      NUMBER                         PRINCIPAL   CREDIT       ORIGINAL    RESIDUAL      AVERAGE
        BALANCE($)          OF LOANS   PRINCIPAL BALANCE    BALANCE      SCORE         LTV        INCOME    JUNIOR RATIO
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
$0.01 to $25,000               393        $8,213,247         3.19%        699        110.92%      $3,428       16.96%
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
$25,000.01 to $50,000         2,827       108,521,552        42.14        696        116.33       3,989        22.90
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
$50,000.01 to $75,000         1,372       85,179,507         33.08        705        118.46       4,403        29.10
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
$75,000.01 to $100,000         434        38,234,953         14.85        705        119.23       4,963        34.94
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
$100,000.01 to $125,000        137        15,950,832         6.19         714        118.23       5,223        36.94
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
$125,000.01 to $150,000         6           832,107          0.32         722        104.22       8,081        24.98
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
$275,000.01 to $300,000         2           600,000          0.23         730         97.00       22,985       23.08
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------
---------------------------
TOTAL:                        5,171      $257,532,198       100.00%       702        117.32%      $4,386       27.41%
--------------------------- ---------- ------------------ ------------ ----------- ------------ ----------- -------------

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately
$49,803.

                                              ORIGINAL COMBINED LTV RATIO
                                                                                      WEIGHTED    WEIGHTED    WEIGHTED
                                                               % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                  NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      RESIDUAL    JUNIOR
ORIGINAL COMBINED LTV RATIO (%)   OF LOANS       BALANCE        BALANCE     BALANCE     SCORE       INCOME      RATIO
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
20.01 - 30.00                         1          $49,176         0.02%      $49,176      673        $1,074      0.00%
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
40.01 - 50.00                         1           87,449          0.03      87,449       706        4,397       50.00
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
50.01 - 60.00                         3          129,330          0.05      43,110       685        6,299       38.27
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
60.01 - 70.00                        11          371,555          0.14      33,778       713        4,336       29.75
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
70.01 - 75.00                         6          272,501          0.11      45,417       709        3,891       36.08
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
75.01 - 80.00                         5          184,671          0.07      36,934       713        3,205       30.37
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
80.01 - 85.00                         7          292,474          0.11      41,782       684        3,654       28.28
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
85.01 - 90.00                        81         3,382,716         1.31      41,762       693        8,629       16.08
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
90.01 - 95.00                        50         2,780,854         1.08      55,617       710        8,276       20.20
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
95.01 - 100.00                       318        10,005,507        3.89      31,464       714        3,238       25.05
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
100.01 - 105.00                      204        9,717,907         3.77      47,637       702        5,047       24.05
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
105.01 - 110.00                      468        21,566,047        8.37      46,081       702        4,351       24.88
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
110.01 - 115.00                      833        40,864,815       15.87      49,057       698        4,381       25.93
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
115.01 - 120.00                      807        42,696,518       16.58      52,908       701        4,442       27.75
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
120.01 - 125.00                     2,361      124,326,937       48.28      52,659       702        4,220       29.06
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
125.01 - 130.00                      15          803,740          0.31      53,583       710        4,354       31.65
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
TOTAL:                              5,171      $257,532,198     100.00%     $49,803      702        $4,386      27.41%
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 117.32%.

                                                     JUNIOR RATIOS
                                                                                      WEIGHTED    WEIGHTED    WEIGHTED
                                                               % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                  NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL
JUNIOR RATIOS (%)                 OF LOANS       BALANCE        BALANCE     BALANCE     SCORE        LTV        INCOME
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
0.01 - 5.00                           5          $86,770         0.03%      $17,354      693       103.82%      $7,016
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
5.01 - 10.00                         101        2,707,561         1.05      26,808       690        108.06      5,178
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
10.01 - 15.00                        486        16,775,813        6.52      34,518       695        110.26      5,173
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
15.01 - 20.00                       1,500       63,981,915       24.86      42,655       697        118.68      4,564
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
20.01 - 25.00                        893        41,209,760       16.01      46,148       699        115.70      4,511
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
25.01 - 30.00                        733        38,247,049       14.86      52,179       702        117.00      4,174
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
30.01 - 40.00                       1,029       63,922,198       24.84      62,121       706        118.57      4,175
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
40.01 - 50.00                        319        22,826,152        8.87      71,555       710        119.86      4,134
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
50.01 - 60.00                        76         5,582,795         2.17      73,458       715        118.00      3,731
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
60.01 - 70.00                        22         1,628,164         0.63      74,007       712        117.45      3,929
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
70.01 - 80.00                         5          389,930          0.15      77,986       707        115.08      4,409
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
TOTAL:                              5,169      $257,358,107     100.00%     $49,789      702       117.34%      $4,387
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------

The weighted average junior ratio at origination of the mortgage loans was approximately 27.41%.

                                                    ORIGINAL TERM TO MATURITY
                                                                                   WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                           % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
                              NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
ORIGINAL TERM TO MATURITY     OF LOANS       BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
1 - 96                            4          $169,463        0.07%      $42,366       682      113.16%      $5,498       24.69%
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
109 - 120                        78         3,346,054         1.30       42,898       705       114.65       5,107       26.75
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
121 - 144                         3          136,904          0.05       45,635       714       123.15       4,767       19.81
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
169 - 180                       1,920       91,634,019       35.58       47,726       704       115.96       4,586       27.91
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
181 - 288                        792        35,657,590       13.85       45,022       702       115.94       4,067       27.51
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
289 - 300                       2,287      120,713,071       46.87       52,782       700       118.87       4,280       26.97
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
301 and Over                     87         5,875,099         2.28       67,530       695       116.60       4,950       28.81
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
 TOTAL:                         5,171      $257,532,198     100.00%     $49,803       702      117.32%      $4,386       27.41%
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------

                                                REMAINING TERM TO STATED MATURITY
                                                                                   WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                           % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
REMAINING TERM TO STATED     NUMBER OF      PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
MATURITY                       LOANS         BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
1 - 96                           7           237,407          0.09       33,915       666       115.40       4,783       26.58%
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
97 - 108                         8           224,612          0.09       28,076       685       116.91       2,684       36.75
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
109 - 120                        78         3,346,054         1.30       42,898       705       114.65       5,107       26.75
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
121 - 144                        3           136,904          0.05       45,635       714       123.15       4,767       19.81
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
145 - 156                        3           118,554          0.05       39,518       698       121.23       3,550       30.61
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
157 - 168                        12          445,828          0.17       37,152       684       116.59       4,595       23.52
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
169 - 180                      1,896        90,836,855       35.27       47,910       704       115.95       4,592       27.90
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
181 - 288                       807         36,376,052       14.12       45,076       701       115.94       4,067       27.71
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
289 - 300                      2,270       119,934,834       46.57       52,835       700       118.89       4,281       26.90
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
301 and Over                     87         5,875,099         2.28       67,530       695       116.60       4,950       28.81
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
TOTAL:                         5,171       $257,532,198     100.00%     $49,803       702      117.32%      $4,386       27.41%
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------

                                                       YEAR OF ORIGINATION
                                                                                    WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                                            % OF        AVERAGE     AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL    RESIDUAL    JUNIOR
YEAR OF ORIGINATION             OF LOANS      BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME      RATIO
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2007                             1,778      $94,555,018       36.72%     $53,181       703      117.20%      $4,580      27.99%
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2006                             3,314      159,866,896       62.08       48,240       701       117.40      4,282       27.01
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2005                               49        1,998,360         0.78       40,783       698       117.71      3,919       26.63
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2004                               1           30,275          0.01       30,275       640       123.00      3,947       13.42
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2000                               22         857,108          0.33       38,959       670       115.07      3,422       38.33
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
1999                               7          224,541          0.09       32,077       628       120.59      4,367       31.97
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
TOTAL:                           5,171      $257,532,198     100.00%     $49,803       702      117.32%      $4,386      27.41%
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------

                                        GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                                                                                  WEIGHTED    WEIGHTED     WEIGHTED    WEIGHTED
                                                             % OF      AVERAGE    AVERAGE     AVERAGE       AVERAGE    AVERAGE
                             NUMBER                        PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL     RESIDUAL    JUNIOR
STATE                        OF LOANS  PRINCIPAL BALANCE    BALANCE     BALANCE     SCORE        LTV        INCOME       RATIO
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
Alabama                        143        $7,324,178         2.84%      $51,218      703       118.38%      $4,349       32.09%
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Alaska                          13          719,684          0.28       55,360       702        112.53       4,627       21.67
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Arizona                         57         3,220,831         1.25       56,506       702        111.99       4,335       22.96
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Arkansas                        19          673,286          0.26       35,436       711        103.10       4,332       23.69
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
California                      71         5,271,974         2.05       74,253       702        107.16       7,788       20.57
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Colorado                       191        10,185,351         3.95       53,326       701        117.18       4,427       23.14
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Connecticut                     34         1,951,319         0.76       57,392       695        118.47       4,756       24.11
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Delaware                        12          708,534          0.28       59,045       715        116.21       4,699       22.92
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
District of Columbia            1           29,300           0.01       29,300       746        90.00        5,101       11.11
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Florida                        140         7,618,112         2.96       54,415       696        115.32       4,607       23.29
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Georgia                        225        12,111,115         4.70       53,827       697        118.01       4,513       27.68
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Hawaii                          2           138,356          0.05       69,178       741        110.66       4,178       28.58
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Idaho                           24         1,072,107         0.42       44,671       702        115.23       3,564       29.65
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Illinois                       192        10,264,709         3.99       53,462       704        116.99       4,116       30.51
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Indiana                        293        12,886,687         5.00       43,982       704        117.73       4,020       28.99
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Iowa                           148         6,449,255         2.50       43,576       703        120.63       4,219       28.61
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Kansas                         139         6,470,069         2.51       46,547       702        119.85       4,023       28.31
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Kentucky                       104         4,636,352         1.80       44,580       698        118.91       4,159       28.42
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Louisiana                       36         1,810,102         0.70       50,281       703        117.08       4,067       32.95
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Maine                           22         1,202,901         0.47       54,677       709        116.77       3,768       32.06
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Maryland                        41         2,398,608         0.93       58,503       699        112.79       4,708       23.49
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Massachusetts                   39         2,421,248         0.94       62,083       697        115.44       4,734       22.15
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Michigan                       342        14,860,270         5.77       43,451       702        118.97       4,145       26.24
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Minnesota                      160         8,695,285         3.38       54,346       706        118.61       4,723       23.30
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Mississippi                     43         2,142,580         0.83       49,827       695        117.64       4,338       29.66
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Missouri                       298        13,514,590         5.25       45,351       704        118.48       4,133       26.12
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Montana                         11          710,973          0.28       64,634       698        115.82       4,007       32.50
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Nebraska                       133         6,220,215         2.42       46,769       699        118.25       4,261       29.08
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Nevada                          31         1,836,461         0.71       59,241       689        111.71       5,388       20.69
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
New Hampshire                   32         2,060,595         0.80       64,394       710        115.39       4,426       26.50
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
New Jersey                      37         2,065,321         0.80       55,819       698        112.91       5,866       23.20
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
New Mexico                      25         1,220,977         0.47       48,839       696        118.45       4,739       27.33
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
New York                       158         8,962,618         3.48       56,725       706        117.24       4,599       33.87
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
North Carolina                 326        17,470,891         6.78       53,592       698        118.98       4,235       30.56
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
North Dakota                    20         1,000,110         0.39       50,006       702        116.72       3,859       37.70
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Ohio                           522        23,062,666         8.96       44,181       700        118.93       4,209       25.79
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Oklahoma                       109         4,981,257         1.93       45,700       700        118.01       4,193       30.67
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Oregon                          28         1,540,884         0.60       55,032       695        115.61       4,540       23.42
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Pennsylvania                   272        13,575,269         5.27       49,909       702        116.57       4,229       29.65
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Rhode Island                    11          650,054          0.25       59,096       695        113.20       3,710       23.20
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
South Carolina                 117         5,554,265         2.16       47,472       707        117.79       4,145       29.84
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------

----------------------------
South Dakota                    24         1,472,853         0.57       61,369       708        119.89       3,614       33.82
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Tennessee                       29         1,226,457         0.48       42,292       702        118.42       3,991       22.02
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Texas                           5           435,010          0.17       87,002       736        95.74       21,564       22.05
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Utah                            37         1,813,711         0.70       49,019       692        114.29       4,164       24.82
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Vermont                         2           83,977           0.03       41,989       677        121.73       3,925       26.83
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Virginia                       134         7,307,553         2.84       54,534       704        115.57       4,265       26.33
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Washington                      51         2,600,784         1.01       50,996       695        110.67       4,537       23.85
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
West Virginia                   9           282,732          0.11       31,415       696        105.94       3,350       24.79
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Wisconsin                      251        12,266,078         4.76       48,869       706        118.07       4,031       27.37
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
Wyoming                         8           353,681          0.14       44,210       688        118.33       5,025       24.42
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
TOTAL:                        5,171      $257,532,198       100.00%     $49,803      702       117.32%      $4,386       27.41%
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------

                                                          LOAN PURPOSE
                                                                                   WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                           % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
                              NUMBER                       PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
LOAN PURPOSE                  OF LOANS  PRINCIPAL BALANCE   BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Cash                           1,068       $48,442,856       18.81%     $45,358       702      115.53%      $4,352       25.70%
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Debt Consolidation             2,946       154,542,131       60.01       52,458       701       117.81       4,286       29.43
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Home Improvement                 25         1,229,851         0.48       49,194       699       112.69       3,363       29.45
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Rate/Term Refinance            1,074       50,055,078        19.44       46,606       701       118.77       4,466       23.34
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Medical                          1           34,924           0.01       34,924       700       118.00       4,978       39.79
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Other                            1           25,989           0.01       25,989       674       113.00       4,875       11.71
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Purchase Money                   56         3,201,370         1.24       57,167       729       100.21       9,385       18.65
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
TOTAL:                         5,171      $257,532,198      100.00%     $49,803       702      117.32%      $4,386       27.41%
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------

                                                          LIEN PRIORITY
                                                                                 WEIGHTED     WEIGHTED     WEIGHTED    WEIGHTED
                                                         % OF        AVERAGE      AVERAGE      AVERAGE      AVERAGE    AVERAGE
                     NUMBER OF                         PRINCIPAL    PRINCIPAL     CREDIT      ORIGINAL     RESIDUAL    JUNIOR
LIEN PRIORITY          LOANS      PRINCIPAL BALANCE     BALANCE      BALANCE       SCORE         LTV        INCOME       RATIO
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
First Lien               2            $174,091           0.07%       $87,045        682        97.88%       $2,617       0.00%
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
Second Lien            5,169         257,358,107         99.93       49,789         702        117.34        4,387       27.41
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
TOTAL:                 5,171        $257,532,198        100.00%      $49,803        702        117.32%      $4,386       27.41%
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------

                                                 DOCUMENTATION TYPES OF THE HOME LOAN
                                                                                        WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                                % OF        AVERAGE     AVERAGE      AVERAGE    AVERAGE     AVERAGE
                                     NUMBER       PRINCIPAL     PRINCIPAL   PRINCIPAL   CREDIT      ORIGINAL    RESIDUAL    JUNIOR
DOCUMENTATION TYPE                   OF LOANS      BALANCE       BALANCE     BALANCE      SCORE        LTV        INCOME      RATIO
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Paystub                                 3          $91,750        0.04%      $30,583       704       93.07%       $3,049      22.72%
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Fast Doc/Reduced Doc                    31        1,518,592        0.59       48,987       705       108.13       9,741       22.56
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Full Doc/Alt Doc                      5,063      252,479,738      98.04       49,868       702       117.52       4,349       27.53
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Lite Doc                                14         530,955         0.21       37,925       708        95.78       4,391       20.69
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
No Doc                                  1          78,690          0.03       78,690       690        90.00        N/A        11.11
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
No Income/No Asset                      1          70,970          0.03       70,970       691       101.00        N/A        20.00
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
No Ratio                                3          265,104         0.10       88,368       713       100.71        N/A        21.78
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Stated Income                           52        2,303,989        0.89       44,307       708       112.07       4,922       21.43
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Stated Income/Stated Asset              3          192,411         0.07       64,137       718       106.32       4,860       16.61
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
TOTAL:                                5,171     $257,532,198     100.00%     $49,803       702       117.32%      $4,386      27.41%
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------

                                                   OCCUPANCY TYPE OF THE HOME LOAN
                                                                                       WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                               % OF        AVERAGE     AVERAGE      AVERAGE    AVERAGE      AVERAGE
                                    NUMBER       PRINCIPAL     PRINCIPAL   PRINCIPAL   CREDIT      ORIGINAL    RESIDUAL     JUNIOR
OCCUPANCY TYPE                      OF LOANS      BALANCE       BALANCE     BALANCE      SCORE        LTV       INCOME       RATIO
----------------------------------- --------- ---------------- ----------- ----------- ---------- ------------ ---------- ------------
----------------------------------- --------- ---------------- ----------- ----------- ---------- ------------ ---------- ------------
Primary                              5,135     $255,975,859      99.40%     $49,849       702       117.48%     $4,338      27.47%
----------------------------------- --------- ---------------- ----------- ----------- ---------- ------------ ---------- ------------
Second/Vacation                        4          194,760         0.08       48,690       713        96.60      19,406       16.58
----------------------------------- --------- ---------------- ----------- ----------- ---------- ------------ ---------- ------------
Non-Owner Occupied                     32        1,361,579        0.53       42,549       687        90.68      11,303       17.74
----------------------------------- --------- ---------------- ----------- ----------- ---------- ------------ ---------- ------------
TOTAL:                               5,171     $257,532,198     100.00%     $49,803       702       117.32%     $4,386      27.41%
----------------------------------- --------- ---------------- ----------- ----------- ---------- ------------ ---------- ------------

                                                              AMORTIZATION TYPES
                                                                                                                       WEIGHTED     WEIGHTED
                                                                    % OF      AVERAGE       WEIGHTED      WEIGHTED     AVERAGE       AVERAGE
                                  NUMBER                          PRINCIPAL   PRINCIPAL     AVERAGE        AVERAGE     RESIDUAL      JUNIOR
AMORTIZATION TYPES                OF LOANS   PRINCIPAL BALANCE     BALANCE     BALANCE    CREDIT SCORE  ORIGINAL LTV     INCOME       RATIO
--------------------------------- ---------- ------------------- ------------ ----------- ------------- -------------- ----------- ------------
--------------------------------- ---------- ------------------- ------------ ----------- ------------- -------------- ----------- ------------
30/15 Balloon                        158         $7,368,195         2.86%      $46,634        709          96.31%        $7,049      21.31%
--------------------------------- ---------- ------------------- ------------ ----------- ------------- -------------- ----------- ------------
Fully Amortizing                    4,973       247,707,186         96.18       49,810        701          118.17        4,276        27.69
--------------------------------- ---------- ------------------- ------------ ----------- ------------- -------------- ----------- ------------
IO                                   40          2,456,817          0.95        61,420        702           95.45        7,650        17.53
--------------------------------- ---------- ------------------- ------------ ----------- ------------- -------------- ----------- ------------
TOTAL:                              5,171       $257,532,198       100.00%     $49,803        702          117.32%       $4,386      27.41%
--------------------------------- ---------- ------------------- ------------ ----------- ------------- -------------- ----------- ------------

                                                     MORTGAGED PROPERTY TYPES
                                                                                       WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                                              % OF          AVERAGE    AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                 NUMBER        PRINCIPAL      PRINCIPAL    PRINCIPAL   CREDIT     ORIGINAL    RESIDUAL    JUNIOR
PROPERTY TYPE                    OF LOANS       BALANCE        BALANCE      BALANCE      SCORE       LTV        INCOME      RATIO
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Condominium                         167        $7,371,629       2.86%       $44,141       703      114.81%      $3,954     24.01%
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Multifamily (2-4 Units)             39         1,937,196         0.75       49,672        697       104.36      7,110       22.70
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
PUD Attached                        36         1,886,581         0.73       52,405        710       113.77      4,635       24.17
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
PUD Detached                        288        16,563,908        6.43       57,514        700       115.41      5,760       22.72
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Single Family Residence            4,596      227,356,725       88.28       49,468        702       117.68      4,277       27.90
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Townhouse/Rowhouse Attached         42         2,302,440         0.89       54,820        701       118.17      4,308       30.17
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Townhouse/Rowhouse Detached          3          113,719          0.04       37,906        686       109.34      3,480       25.38
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
TOTAL:                             5,171      $257,532,198     100.00%      $49,803       702      117.32%      $4,386     27.41%
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------

                                               PREPAYMENT PENALTY TERMS
                                                                         WEIGHTED    WEIGHTED    WEIGHTED   WEIGHTED
                                                  % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE    AVERAGE
PREPAYMENT PENALTY    NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL   JUNIOR
TERM                  OF LOANS      BALANCE        BALANCE     BALANCE     SCORE        LTV       INCOME      RATIO
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
None                   3,453      $173,089,293      67.21%     $50,127      703       116.79%     $4,434      28.06%
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
12 Months               122        6,163,641         2.39      50,522       700        117.71      4,358      28.75
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
24 Months                14         642,384          0.25      45,885       698        100.80      5,099      21.28
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
36 Months              1,441       70,115,460       27.23      48,658       699        118.72      4,297      25.71
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
60 Months               141        7,521,419         2.92      53,343       692        117.69      4,068      27.77
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
TOTAL:                 5,171      $257,532,198     100.00%     $49,803      702       117.32%     $4,386      27.41%
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------

                                         DEBT TO INCOME RATIOS AS OF ORIGINATION
                                                                             WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                      % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE     AVERAGE
                          NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL    JUNIOR
DEBT TO INCOME RATIO      OF LOANS      BALANCE        BALANCE     BALANCE     SCORE        LTV        INCOME      RATIO
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
5.01 - 10.00                 2           93,000          0.04      46,500       657        90.00       61,548      16.67
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
10.01 - 15.00                3           82,935          0.03      27,645       711        111.84      10,563      23.60
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
15.01 - 20.00                40        1,661,557         0.65      41,539       714        112.73      8,886       27.24
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
20.01 - 25.00               135        5,241,269         2.04      38,824       705        114.92      6,113       29.52
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
25.01 - 30.00               412        18,057,897        7.01      43,830       704        115.57      5,699       29.82
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
30.01 - 35.00               744        35,238,227       13.68      47,363       702        116.79      5,315       28.75
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
35.01 - 40.00              1,103       53,457,241       20.76      48,465       703        117.27      4,457       28.19
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
40.01 - 45.00              1,405       69,025,875       26.80      49,129       701        117.04      4,002       26.42
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
45.01 - 50.00              1,271       70,844,034       27.51      55,739       700        118.94      3,628       26.39
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
50.01 - 55.00                46        2,990,400         1.16      65,009       696        114.05      3,787       26.55
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
55.01 - 60.00                3          368,358          0.14      122,786      695        116.66      2,766       40.43
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
60.01 or Greater             2           56,642          0.02      28,321       669        108.87      3,214       14.78
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
SUBTOTAL WITH DTI          5,166      257,117,435       99.84      49,771       702        117.35      4,386       27.43
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
N/A                          5          $414,763        0.16%      $82,953      705        98.73%       N/A       19.45%
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
TOTAL:                     5,171      $257,532,198     100.00%     $49,803      702       117.32%      $4,386     27.41%
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately
40.68%.

                                     RESIDUAL INCOME AS OF THE DATE OF ORIGINATION
                                                                                  WEIGHTED     WEIGHTED
                                                            % OF      AVERAGE     AVERAGE       AVERAGE      WEIGHTED
RESIDUAL INCOME AS OF THE   NUMBER        PRINCIPAL      PRINCIPAL    PRINCIPAL   CREDIT       ORIGINAL      AVERAGE
DATE OF ORIGINATION         OF LOANS       BALANCE        BALANCE      BALANCE      SCORE         LTV      JUNIOR RATIO
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
Less than $1,500                7          210,106          0.08        30,015       696         83.19        29.43
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
$1,500 to $1,999               140        4,436,204         1.72        31,687       714        107.28        28.41
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
$2,000 to $2,999              1,040      42,665,106        16.57        41,024       708        117.23        28.29
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
$3,000 to $3,999              1,689      82,167,186        31.91        48,648       701        117.90        28.28
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
$4,000 to $4,999              1,155      60,217,302        23.38        52,136       698        118.37        27.28
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
$5,000 to $5,999               568       32,037,564        12.44        56,404       700        118.22        27.11
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
$6,000 or Greater              567       35,383,967        13.74        62,406       701        115.19        24.80
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
SUBTOTAL WITH RESIDUAL
INCOME                        5,166      257,117,435       99.84        49,771       702        117.35        27.43
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
N/A                             5         $414,763         0.16%       $82,953       705        98.73%        19.45%
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------
TOTAL:                        5,171     $257,532,198      100.00%      $49,803       702        117.32%       27.41%
--------------------------- ---------- ---------------- ------------- ----------- ----------- ------------ -------------

The weighted average amount of residual income as of the date of origination of the Home Loans will be approximately
$4,386.

                                                      CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------

NAME:                                      TELEPHONE:                  E-MAIL:
Matthew Perkins
Senior Managing Director                   (212) 272-7977              mperkins@bear.com
Josephine Musso
Managing Director                          (212) 272-6033              jmusso@bear.com
Derek Schaible
Associate Director                         (212) 272-5451              dschaible@bear.com
Paul Nostro
Collateral Analyst                         (212) 272-7621              pnostro@bear.com
------------------------------------------ --------------------------- -------------------------------------------------

NAME:                                       TELEPHONE:                  E-MAIL:
Jeffrey Verschleiser
Senior Managing Director                    (212) 272-5451              jverschleiser@bear.com
Scott Eichel
Senior Managing Director                    (212) 272-5451              seichel@bear.com
Carol Fuller
Senior Managing Director                    (212) 272-4955              cfuller@bear.com

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Arif Kaya Bekiroglu                        (212) 553-7761               Arif.Bekiroglu@moodys.com
STANDARD AND POOR'S
Jeremy Boardman                            (212) 438-3789               Jeremy_boardman@standardandpoors.com

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